UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 20, 2014 (June 19, 2014)

Travelport Limited

(Exact Name of Registrant As Specified In Charter)

Bermuda	333-141714	98-0505100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Galleria Parkway

Atlanta, GA 30339

(Address of Principal Executive Offices, including Zip Code)

(770) 563-7400

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

To further strengthen our capital structure, Travelport Worldwide Limited (“Travelport Worldwide”), our ultimate parent company, entered into separate, individually negotiated private exchange agreements to exchange an aggregate of $181.7 million of our 11 7/8% Senior Subordinated Dollar Notes due 2016, 10 7/8% Senior Subordinated Euro Notes due 2016, 13 7/8% Senior Fixed Rate Notes and Senior Floating Rate Notes due 2016 into common shares, par value $0.0002 (the “Common Shares”), of Travelport Worldwide at a value of $1.64 per Common Share. An aggregate of approximately 113.6 million Common Shares will be issued in the exchanges, which brings our fully diluted shares outstanding to approximately 1.04 billion. We continue to assess and evaluate potential capital markets transactions, including potential debt-for-equity exchanges and similar transactions. We can give no assurances that we will pursue or consummate such transactions as they are dependent, among other things, on market conditions and other factors that are inherently unpredictable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELPORT LIMITED

/s/ Rochelle J. Boas
Rochelle J. Boas Senior Vice President & Assistant Secretary

Date: June 20, 2014